UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2011
optionsXpress Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 W. Monroe, Suite 1000, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 630-3300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 12, 2011, optionsXpress Holdings, Inc., a Delaware corporation (“optionsXpress”), issued a press release announcing that optionsXpress and The Charles Schwab Corporation, a Delaware corporation (“Schwab”), have obtained all regulatory approvals that are required to complete the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated March 18, 2011, by and among optionsXpress, Schwab and Neon Acquisition Corp., a Delaware corporation and wholly-owned direct subsidiary of Schwab. This represents a significant step forward towards completion of the transaction.
The transaction is expected to close in the third quarter of 2011 and is subject to customary closing conditions, including approval of the stockholders of optionsXpress. The special meeting of stockholders of optionsXpress to vote upon the proposal to approve and adopt the Merger Agreement is scheduled to occur on August 30, 2011.
A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.
Additional Information and Where You Can Find It
In connection with the proposed transaction, Schwab filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that included a proxy statement/prospectus for the stockholders of optionsXpress. optionsXpress mailed the final proxy statement/prospectus to its stockholders on or about July 29, 2011. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction and other relevant documents filed with the SEC because they contain important information. Copies of all documents filed with the SEC regarding the proposed transaction may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). These documents, when available, may also be obtained, free of charge, from Schwab’s website, www.aboutschwab.com/investor, under the tab “Financials and SEC Filings” or from optionsXpress’ website, www.optionsXpress.com/investor, under the item “SEC Filings.”
Schwab, optionsXpress and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the optionsXpress stockholders in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of optionsXpress in connection with the proposed transaction are set forth in the proxy statement/prospectus as filed with the SEC on July 27, 2011. Information about Schwab’s executive officers and directors is available in Schwab’s Annual Report on Form 10-K filed with the SEC on February 25, 2011 and Schwab’s definitive proxy statement filed with the SEC on March 30, 2011, as amended on May 9, 2011. Information about optionsXpress’ executive officers and directors is available in optionsXpress’ Amendment No. 1 to the Annual Report on Form 10-K filed with the SEC on April 27, 2011. You can obtain free copies of these documents from Schwab and optionsXpress using the contact information above.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits

Exhibit	Description

99.1	Press Release, dated August 12, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIONSXPRESS HOLDINGS, INC.
/s/ Adam J. DeWitt
Date: August 12, 2011	Name:	Adam J. DeWitt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated August 12, 2011.